EXHIBIT 99.1

For Immediate Release	Simplifying the Exchange of Digital Communications in a Converging World

	Carolyn Robertson STC Associates 1.212.725.1900 ext. 204 carolyn@stcassociates.com	Chris Reid Arbinet-thexchange 1.732.509.9160 creid@arbinet.com

Arbinet Introduces PeeringSolutionsSM Service,

Becomes First SPIDER Registrar

New Service to Help Service Providers Benefit from Peering VoIP Traffic

New Brunswick, New Jersey, USA, May 16, 2006 – Arbinet-thexchange, Inc. [Nasdaq: ARBX], the leading provider of solutions to simplify the exchange of digital communications, announced the launch of PeeringSolutions, a managed VoIP peering service with initial customers Broadview Networks, Flow Jamaica, and nexVortex. PeeringSolutions enables VoIP service providers to simply and securely manage and share access to VoIP-accessible phone numbers, with appropriate routing information, with its trusted partners. PeeringSolutions customers can establish key direct peering relationships and exchange VoIP traffic with a much broader range of service providers, without the quality, complexity and security issues of establishing multiple direct relationships. Service providers can also obtain a full termination service enabling them to reach the world’s major mobile and fixed-line destinations through this same single interconnect.

SPIDER Registry

As the first approved Registrar to the SPIDER Registry, the neutral, industry-managed Registry for sharing VoIP accessible phone numbers and routing information, Arbinet’s PeeringSolutions is in an industry-leading position to bring the benefits of the Registry to service providers worldwide.

PeeringSolutions allows a Member to securely load and update its accessible telephone numbers and administer the sharing of those records with its selected partners. To simplify the maintenance of up-to-date records, Arbinet is working with leading switching and VoIP application providers to electronically bond those systems into PeeringSolutions so that every local change to add a new customer is automatically reflected in the SPIDER records.

“We are excited to lead the adoption and expansion of the SPIDER Registry, the only true global, open, and competitive industry platform to enable VoIP peering,” says Curt Hockemeier, Arbinet President and CEO. “VoIP end-to-end interconnection allows service providers to introduce new value added services, improve call audio quality and lower interconnection costs. We expect SPIDER to accelerate the global adoption of VoIP peering and have developed PeeringSolutions to enable VoIP providers and communities to leverage the Registry and simplify the exchange of their peered traffic.”

“We’re pleased to have Arbinet as the first accredited Registrar for the SPIDER Registry,” says Paul Doherty, General Manager, SPIDER Registry, Inc. “As the industry-leading provider of exchanges and transaction management solutions, Arbinet has the technology, tools, and expertise in place to help providers manage their VoIP peering through a user-friendly automated system.”

PeeringSolutions Integration

“Peering Solutions is unique in the industry because of its intuitive web-based number and partner management system fully integrated with the independent Global Registry provided by SPIDER,” says Steve Heap, Arbinet CTO. “By integrating the SPIDER solution into our intelligent routing architecture, Arbinet gives service providers a one-stop shop for all peering and voice termination needs, and our relationship with PacketExchange gives us the ability to route VoIP peering traffic over a managed-quality, private IP backbone.”

PeeringSolutions offers:

•	Direct VoIP peering with key partners

•	VoIP peering with a much broader range of VoIP service providers using Arbinet as a peering point, seamlessly managing the security and signaling, and ensuring that the voice packets are routed, wherever possible, on secure, quality paths to the destination

•	Delivery of incoming PSTN traffic to the service provider for termination to its customers

•	Automated rating and settlement of the termination charges for those VoIP service providers who desire to receive an incoming payment

•	Access to Arbinet’s 428 international providers for high quality termination to all mobile and fixed destinations around the world

Managed Quality Transport

Arbinet has partnered with PacketExchange to integrate their quality-managed, IP peering products into PeeringSolutions to provide a broad range of access points to the service across Europe and the United States and meet the high-quality voice performance needs of its Service Provider customers. This arrangement allows a Service Provider to connect to the peering network at any of PacketExchange’s POPs and maintain a secure, quality connection to any other customer connected to PacketExchange, to one of Arbinet’s existing EDPs or, in future, via other similar partnerships to provide a broader geographic footprint.

Kieron O’Brien, CEO of PacketExchange commented, “In a single move we are removing many of the existing geographic limitations of IP telephony and breaking down the walled garden of number sharing. The rich peering opportunities created through this groundbreaking voice exchange will enable more voice data to move between Europe and North America using PacketExchange’s public Internet bypass solution, cutting the delays and security compromises which can impact so heavily on the delivery of voice services. The combination of our network reach with the scope of Arbinet’s voice services stands to provide a whole new range of opportunities to the market.”

Customers

Three service providers already plan to use the PeeringSolutions service: Broadview Networks, a network-based electronically integrated communications provider (e-ICP) serving small and medium-sized businesses in the Northeastern United States; Flow Jamaica, a member of the Columbus Communications group of companies, with a proven track record in developing and operating advanced broadband networks; and nexVortex, a next generation telecommunications service provider focused on delivering business grade Voice over IP to enterprise customers.

“Broadview Networks hails the creation of the SPIDER Registry as an excellent step toward addressing some of the key shortcomings of current VoIP peering approaches. Most importantly, with the introduction of the SPIDER Registry, the industry has a path to move beyond the current environment characterized by multiple disconnected island databases,” said Ken Shulman, Broadview’s Chief Technology Officer. “With its success-based pricing structure and open platform, we expect the SPIDER Registry to accelerate the global development of VoIP peering. As a leading provider of integrated communications solutions, Broadview welcomes the SPIDER Registry as an innovative and carrier-friendly solution.”

“Flow Jamaica enthusiastically welcomes Arbinet’s PeeringSolutions offering,” says Richard Pardy, Chief

Executive Officer of Flow Jamaica. “As the leading provider of advanced broadband data services, voice telecommunications and broadband services in Jamaica, we continually research and implement innovative solutions that address our customers’ emerging communications needs. We firmly believe that the global reach and open architecture of Arbinet’s PeeringSolutions offering and the SPIDER Registry will facilitate our ability to enhance the value-added applications that we provide to our customers.”

Wes Rogers, VP of Marketing and Sales at nexVortex adds, “Enterprises expect nothing less than business grade VoIP. That’s our business; it’s what we deliver. Providing high quality service means having access to high quality partners. That’s why Arbinet’s PeeringSolutions is so critical to our success. PeeringSolutions provides access to secure, high-quality transport, incoming PSTN calls delivered via VoIP, and one-stop off-net PSTN routing, all through a financially secure partner. Through PeeringSolutions we are able to fully manage and control our interconnect relationships and share our VoIP accessible phone numbers with other peering partners, using SPIDER’s secure database, and the independent, trusted, and neutral platform of thexchange.”

Switch Interfacing

Arbinet’s PeeringSolutions will provide an automated interface with leading switching platforms. Cedar Point Communications, the leader in integrated VoIP switching technologies for the cable industry, will be the first switch manufacturer to be certified as interworking with PeeringSolutions, and other vendors are in advanced stages of development.

Dave Spear, Executive Vice President, Strategy and Market Development for Cedar Point Communications explains, “Cedar Point switches support SIP ‘triggers’ which allow our customers to provide real differentiators in their service offerings, ranging from day-to-day voice features to IMS based applications. We believe the combination of those services and the end-to-end SIP interconnections enabled by PeeringSolutions will create value for customers by improving the cost-effective delivery of revenue enhancing, next-generation voice services.”

Further Information

For more information about PeeringSolutions, please contact Cliff Radziewicz at +1-732-509-9152 or via email at cradziewicz@arbinet.com.

For more information about the SPIDER Registry, go to http://www.spiderregistry.net.

About Arbinet

Arbinet solutions simplify the exchange of digital communications in a converging world. These include exchanges, a transaction management platform and managed services which streamline performance and improve profitability for Members.

Arbinet’s 600+ voice and data Members, including all 10 of the world’s 10 largest international carriers, use Arbinet’s Internet based electronic platforms to buy, sell, deliver and settle transactions valued at about $500 million in 2005. These Members include fixed, mobile and VoIP carriers, ISPs and content providers from more than 60 countries who exchange voice, data, content and value added services.

About SPIDER Registry, Inc.

SPIDER Registry, Inc., is a non-stock, not-for-profit industry group administered by a Board of Directors comprised of IP-communications industry representatives from around the world. The guiding principle behind the SPIDER Registry is to provide a set of shared database services necessary to enable widespread exchange of VoIP interconnect addressing data between trusted service-providers and VoIP communities. Creating equitable access for Registrars, the Registry is an interconnect-addressing enabler between trusted IP partners and their communities. For more information, visit us at http://www.spiderregistry.net.

About PacketExchange

PacketExchange delivers high speed connectivity to service providers and corporates, using its own network to provide a more reliable, quicker and secure alternative to the public Internet. The company currently occupies 14th position in the Sunday Times Tech Track 100 index of leading technology companies. By helping customers to create direct peering connections with one another, PacketExchange has increased the speed of data communication, lowered costs and significantly improved quality. Launched in 2001, the company’s clients include Microsoft, Telewest, KPN, Blue Square and Yahoo!. www.packetexchange.net

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phone: 732-509-9100, fax: 732-509-9101, website: www.arbinet.com.